Exhibit 5

                                                 November 2, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re:  Consolidated Natural Gas Company
               Common Stock, $2.75 Par Value

Dear Sirs:

          This opinion is rendered in connection with the proposed sale, by Consolidated Natural Gas Company ("Consolidated") of 2,000,000 additional shares of common stock ("Common Stock") under Consolidated's Dividend Reinvestment Plan ("Plan"), as described in Consolidated's registration statement on Form S-3 ("Registration Statement"), including the prospectus constituting a part thereof, filed under the Securities Act of 1933 with the Securities and Exchange Commission ("SEC") this date.

          As counsel for Consolidated, we have examined, among other things, the following: the certificate of incorporation and by-laws of Consolidated; the SEC Order dated November 30, 1994 (HCAR 26175) ("1994 Order"), File No. 70-7170, issued pursuant to the Public Utility Holding Company Act of 1935 ("1935 Act") and the application-declaration filed under the 1935 Act on Form U-1, as amended, at SEC File No. 70-8667 ("Declaration"); the Registration Statement to which this opinion is an exhibit; the exhibits to the Declaration and Registration Statement; and the corporate records and proceedings relating to the issue and sale of such common stock under the Plan.

          The Registration Statement is effective upon filing in accordance with the SEC's rules for Form S-3. Consoli-dated's 1935 Act authorization of the Plan in File No. 70-7170 extends through December 331, 1999; such may be superseded in the future by the SEC making effective the Declaration in File No. 70-8667. The Declaration proposes, among other things, to allow the use of treasury shares under the Plan.



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          In our opinion,

          (1)  as long as the Plan is authorized by the 1994
               Order, or by a 1935 Act order issued pursuant to the Declaration, and

          (2) as long as the Common Stock, treasury or original issue, is sold for consideration not less than par value, and

          (3)  as long as the Common Stock is executed, issued
               (or reissued in the case of treasury shares), sold and delivered in accordance with the Plan then such Common Stock will be legally issued (or reissued in the case of treasury shares), fully paid and nonassessable.

          We hereby consent to the use of our names under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and to the use of this opinion as an exhibit to the Registration Statement. We also hereby consent to the statement in Note 16 of the Notes to the Financial Statements in Consolidated's Annual Report on Form 10-K for the year ended December 31, 1994, to the effect that the ultimate liability arising from the claims and suits pending against Consolidated's subsidiary companies will not have a material effect on Consolidated's financial position or results of operations.

                              Very truly yours,


                              Stephen E. Williams
                              Senior Vice President and
                                General Counsel


                              N. F. Chandler
                              General Attorney